PRESS RELEASE
INX Reports 4th Quarter and Year Results
HOUSTON—(BUSINESS WIRE)—March 16, 2005—INX Inc. (AMEX:ISR; “INX” or the “Company”) today announced results for its fourth quarter and year ended December 31, 2005.
James Long, INX’s Chairman and CEO stated, “2005 was an important year for INX, highlighted by the major steps we completed to focus all of our resources on the high growth, early stage IP communications market. We believe this is not only an attractive market, but it has also been the majority of our business and the area where we believe our business strategy and experience provides us with a competitive advantage.”
Mr. Long added, “With the impact of acquisitions, we posted robust year-over-year revenue growth for the fourth quarter, however, revenue did come in just below the low end of our expectations. This was due primarily to delays in federal government business related to federal budget issues. In addition, preparing to sell two business units, managing the successful resolution of the DISD project accounts receivable issue and integrating multiple acquisitions required significant management attention during the second half of the year, which affected our focus on near-term revenue growth. We are very encouraged by the strength in our services revenue, and in particular by the growth in NetSurant support services revenue, which grew 256% for the year and 294% year-over-year for the quarter, which we believe is a key to building long-term shareholder value. The simplified structure of INX coupled with our focus on the IP communications market positions us well, and we are investing to take advantage of what we believe is a tremendous long-term market opportunity.”
The financial results contained herein are preliminary and are subject to change up until the time the Company files its annual report on Form 10-K for 2006.
For the quarter ended December 31, 2005 compared to the quarter ended December 31, 2004:
•	Total revenue increased 46.3% to $29.7 million.

•	Gross margin on total revenue decreased to 16.9% compared to 20.7%.

•	Product sales revenue increased 41.2% to $25.5 million and services revenue increased 87.7% to $4.2 million

•	Gross margin on product sales was 15.4% compared to 18.4% and gross margin on services revenue was 25.7% compared to 39.4%.

•	Continuing operations reflected a net loss of $91,000, compared to net income of $748,000.

•	The Company reported a net loss of $723,000, which compared to net income $822,000.
For the year ended December 31, 2005 compared to 2004:
•	Total revenue increased 56.1% to $121.6 million.

•	Gross margin was 15.3% compared to 16.6%.

•	Product sales revenue increased 51.9% to $108.9 million and services revenue increased 103.0% to $12.7 million

•	Gross margin on product sales was 13.6% compared to 15.1% and gross margin on services revenue was 29.2% compared to 33.4%.

•	Continuing operations reflected a net loss of $4.9 million, which compared to a profit of $1.1 million for the prior year.

•	A net loss of $7.9 million compared to a profit of $1.5 million.
OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
We are seeing clear signs that the market for IP communications systems for enterprise organizations is developing as we had anticipated. We are well on our way to establishing the national presence we have been discussing over the past year, and with most of the substantial restructuring items we committed to in 2005 now behind us, we believe INX is well positioned for substantial growth over the next several years. Our long-term goal is to improve profitability at a faster rate than the growth of revenue, however, we have made the decision to make several strategic investments that will increase operating costs in the near-term. We believe these investments will improve our long-term financial profile and ability to take advantage of the large IP communications market opportunity.
We have recently announced initiatives to move forward with new offerings, including a network security practice area, in addition to our established IP telephony and network routing and switching offerings. We completed three acquisitions in the past year that we are in the process of expanding. We have recently opened and are in the process of opening, additional branch offices in other new markets. We have also expanded our federal government business unit in spite of the weakness this business unit has experienced recently, because we see a substantial growth opportunity in the federal government space. In addition, we are making investments in developing our own custom IP products, because we believe these products will have the potential to provide a higher margin revenue source. Finally, strategic changes at a major national competitor have created an opportunity to hire experienced sales and management personnel that would not otherwise be available, and we are taking advantage of this opportunity. Like most strategic investments, these initiatives will take time to deliver the expected benefits. The net result of these initiatives is that we expect our operating expenses to increase more than previously planned for our first quarter. However, we expect these investments to deliver value during the second half of 2006, but even more so in 2007 and beyond.
For 2006, we expect that revenue will continue to grow, but at a slower rate of growth than in the past two years. This is due to the fact that a material portion of the past two year’s revenue increases were attributable to the DISD project, a single large project that has now ended. We expect services revenue to grow at a more rapid rate of growth than product sales, primarily because we expect continued substantial growth from our NetSurant support services revenues. For our first quarter ending March 31, 2006 we expect revenue in the range of $26 million to $29 million. Because of the the investments we are making for the future, we are currently expecting to generate an operating loss for our first quarter ending March 31, 2006.
Looking further out, we believe year-over-year revenue growth of between 20% and 25% for 2006 is a reasonable expectation for the year based the momentum of the market and expected early stage benefits from the investments we are currently making. If we are able to execute and deliver on this revenue target, we would expect to be profitable for the full year.

CONFERENCE CALL:
An investor conference call will be held by the Company today, March 16, 2006, starting at 4:45 p.m. Eastern Standard Time to discuss the results and the Company’s outlook for the future, as well as provide an opportunity to answer investors’ questions in a public format. The call is expected to last between 60 and 90 minutes.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.
To access the conference call within the U.S., dial 800-895-1713. For international/toll access, dial 785-424-1058.
The conference call will begin promptly at 4:45 p.m. Eastern Standard Time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
Beginning approximately one hour after the end of the conference call and ending on April 18, 2006, a replay of the conference call will be accessible by calling either 888-225-1540 from within the U.S., or 402-220-4973 for international/toll access. The replay of the conference call will also be available by the following morning, and until April 18, 2006, for listening via the Internet from the Company’s web site at www.inxi.com\webcasts\Q405call.
Additional investor information can be accessed on the INX Web site at www.inxi.com, or by calling (713) 795-2525.
SAFE HARBOR STATEMENT:
The statements contained in this document and during the related conference call that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements in this press release and related conference call could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	Risks associated with the Company’s entry into new markets.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	Whether the Company obtains anticipated contracts and other business, and the timing of obtaining same.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to attract and retain key management, sales and technical staff

•	The Company’s ability to finance its business operations.

•	The Company’s ability to sell its Valerent business unit as it expects.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K for 2004, as well as the soon-to-be-filed Annual Report on Form 10-K for 2005, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp,
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of March 16, 2006, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (AMEX:ISR) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. INX offers a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.
CONTACT:
INX: Brian Fontana, Chief Financial Officer, 713-795-2000

Investor Relations: Jim Blackman, PR Financial Marketing LLC., 713-256-0369 or
jimblackman@prfinancialmarketing.com

INX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,
	2005	2004
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$2,597	$4,975
Accounts receivable — trade, net of allowance of $161 and $590	24,903	26,590
Inventory	79	381
Other current assets	881	292
Current assets of discontinued operations Other current assets	2,564	5,794

Total current assets	31,024	38,032
Property and equipment, net of accumulated depreciation of $2,344 and $1,774	2,050	1,406
Goodwill	7,121	—
Intangible assets, net of accumulated amortization of $1,007 and $630	372	374
Other assets	21	—
Noncurrent assets of discontinued operations Deferred offering costs	1,057	1,327

Total assets	$41,645	$41,139

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$2,707	$8,139
Accounts payable	13,825	9,950
Accrued payroll and related costs	2,216	1,660
Accrued expenses	1,480	1,540
Other current liabilities	468	—
Current liabilities of discontinued operations	2,936	3,600

Total current liabilities	23,632	24,889
Long-term debt	—	19
Long-term liabilities of discontinued operations	7	103
Minority interest	—	279
Commitments and Contingencies Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 5,975,626 and 5,201,354 issued	60	52
Additional paid-in capital	27,546	17,513
Retained deficit	(9,600)	(1,716)

Total stockholders’ equity	18,006	15,849

Total liabilities and stockholders’ equity	$41,645	$41,139

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2005	2004
	(Unaudited)
Revenue:
Products	$108,857	$71,646
Services	12,749	6,280

Total revenue	121,606	77,926

Cost of goods and services:
Products	94,002	60,802
Services	9,028	4,183

Total cost of goods and services	103,030	64,985

Gross profit	18,576	12,941
Selling, general and administrative expenses	22,759	11,268

Operating income (loss)	(4,183)	1,673
Interest and other expense, net	236	96

Income (loss) from continuing operations before income taxes	(4,419)	1,577
Income tax expense	475	350

Income (loss) from continuing operations before minority interest	(4,894)	1,227
Minority interest	(23)	(117)

Net income (loss) from continuing operations	(4,917)	1,110
Gain (loss) from discontinued operations, net of taxes	(2,967)	420

Net income (loss)	$(7,884)	$1,530

Net income (loss) per share:
Basic:
Net income (loss) from continuing operations before minority interest	$(0.86)	$0.27
Minority interest	—	(0.03)
Gain (loss) from discontinued operations, net of taxes	(0.52)	0.09

Net income (loss) per share	$(1.38)	$0.33

Diluted:
Net income (loss) from continuing operations before minority interest	$(0.86)	$0.25
Minority interest	—	(0.02)
Gain (loss) from discontinued operations, net of taxes	(0.52)	0.08

Net income (loss) per share	$(1.38)	$0.31

Shares used in computing net income (loss) per share:
Basic	5,706,323	4,569,507

Diluted	5,706,323	5,004,393

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2005	2004
	(In thousands, except share and
	per share amounts)
Revenue:
Products	$25,481	$18,052
Services	4,178	2,226

Total revenue	29,659	20,278

Cost of goods and services:
Products	21,549	14,729
Services	3,106	1,350

Total cost of goods and services	24,655	16,079

Gross profit	5,004	4,199
Selling, general and administrative expenses	5,160	3,045

Operating income (loss)	(156)	1,154
Interest and other (income) expense, net	(13)	114

Income (loss) from continuing operations before income taxes	(143)	1,040
Income tax expense (benefit)	(52)	231

Income (loss) from continuing operations before minority interest	(91)	809
Minority interest	—	(61)

Net income (loss) from continuing operations	(91)	748
Gain (loss) from discontinued operations, net of taxes	(632)	74

Net income (loss)	$(723)	$822

Net income (loss) per share:
Basic:
Net income (loss) from continuing operations before minority interest	$(0.02)	$0.16
Minority interest	—	(0.01)
Gain (loss) from discontinued operations, net of taxes	(0.10)	0.01

Net income (loss) per share	$(0.12)	$0.16

Diluted:
Net income (loss) from continuing operations before minority interest	$(0.02)	$0.15
Minority interest	—	(0.01)
Gain (loss) from discontinued operations, net of taxes	(0.10)	0.01

Net income (loss) per share	$(0.12)	$0.15

Shares used in computing net income (loss) per share:
Basic	5,976,601	5,173,189

Diluted	5,976,601	5,556,207